Contact: Robert F. Baker
         212-783-6299

For immediate release:

            SALOMON INC REPORTS A QUARTERLY NET LOSS OF $60 MILLION


New York, July 20, 1995 - Salomon Inc today announced a second quarter net loss of $60 million, somewhat less than the amount previously estimated. For the first six months of 1995, the Company recorded net income of $21 million compared with a net loss of $138 million in the first six months of 1994.

Salomon Brothers, the Company's global investment banking and securities business, recorded pretax income of $56 million in the second quarter and $116 million in the first six months of 1995. While total Salomon Brothers results for the second quarter were nearly equal to the first quarter, there was a significant shift in the mix of earnings between the Client-Related and Proprietary Trading Businesses.

Salomon Brothers Client-Related Business recorded pretax income of $149 million in the second quarter of 1995, which represented its best quarter since 1993, and the fifth most profitable quarter since 1990. Revenues of $595 million for the quarter were up $370 million, or 164%, from the first quarter. The equity business had a strong performance for the quarter, reflecting an improvement in U.S. equity underwriting rankings to third for the quarter, on a lead basis. Fixed income revenue also improved significantly, benefiting from increased volumes in global bond markets.

Salomon Brothers Proprietary Trading Business recorded pretax profits of $146 million in the first six months of 1995, compared with $93 million in the first half of 1994. Proprietary Trading strategies are often designed with time horizons of a year or more; as such, results should be viewed over longer-term periods. The interim volatility of results over the first two quarters of 1995 ($239 million pretax profit in the first quarter; $93 million pretax loss in the second quarter) reflects the Company's mark-to-market accounting practices and is consistent with management's expectations relative to current position risk levels.
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For the first six months of 1995, the Phibro Division  recorded a pretax loss of
$39 million compared with pretax earnings of $132 million in the first half of 1994. The Phibro Division recorded $123 million of pretax profits in the first quarter of 1995 and $162 million of pretax losses in the second quarter of 1995. Results for Phibro Division are likely to show significant quarter-to-quarter volatility.

Phibro USA, the Company's oil refining and marketing business, recorded pretax earnings of $1 million in the second quarter of 1995, compared to a pretax loss of $10 million in the second quarter of 1994. The 1995 second quarter reflects improvement from the $51 million pretax loss in the first quarter of 1995, principally due to higher gasoline margins. For the first six months of 1995, Phibro USA recorded a pretax loss of $50 million, compared with pretax earnings of $17 million in the first half of 1994.

Total assets were $164 billion at June 30, 1995 and average assets for the quarter were $176 billion. Book value per common share was $32.38 at June 30, 1995 compared with $32.65 at the end of 1994. Treasury share repurchases were negligible during the first six months of 1995; shares authorized for repurchase by the Company's Board of Directors remained at 9.8 million at June 30, 1995.

Selected financial information and the unaudited consolidated statement of income follow:


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

                                                                               SALOMON INC AND SUBSIDIARIES
                                                                         Selected Financial Information (unaudited)
                                                                        (Dollars in millions, except per share data)


                                                                           Quarter ended                     Six months ended
                                                              June 30,        March 31,      June 30,      June 30,     June 30,
                                                                1995            1995           1994          1995         1994


SUMMARY OF OPERATING RESULTS BY SEGMENT:
Income (loss) before taxes:
   Salomon Brothers' business unit contributions:
     Client-Related Business                            $       149    $        (179)    $     (291)     $    (30)    $   (464)
     Proprietary Trading Businesses                             (93)             239           (119)          146           93
        Total Salomon Brothers                                   56               60           (410)          116         (371)
   Phibro Division                                             (162)             123             82           (39)         132
   Phibro USA                                                     1              (51)           (10)          (50)          17
   Corporate and other                                            6                2             (8)            8          (12)
   Income (loss) before taxes                           $       (99)   $         134     $     (346)     $     35     $   (234)

Salomon Brothers' revenues, net of interest expense:
     Client-Related Business:
       Global investment banking                        $       154    $          22     $       86      $    176     $    256
       Fixed income secondary markets                           224              135           (125)          359           46
       Equity secondary markets                                 201               55             62           256           73
       Foreign exchange                                           6               (2)            55             4          (56)
       Private Investment Department                              -                6              6             6           11
       Asset management                                          10                9             11            19           20
          Total Client-Related Business                         595              225             95           820          350
     Proprietary Trading Businesses                             (43)             362            (60)          319          281
          Total Salomon Brothers' revenues,
            net of interest expense                     $       552    $         587     $       35      $  1,139     $    631

PRIMARY RETURN ON AVERAGE COMMON
  STOCKHOLDERS' EQUITY                                         (8.8) %           7.1 %        (22.0) %       (0.8) %      (8.0) %

PER COMMON SHARE:
     Cash dividends                                     $      0.16    $        0.16     $     0.16      $   0.32    $    0.32
     High market price                                       43 1/4           40 1/8         52 5/8        43 1/4       52 3/4
     Low market price                                        33 1/4           32 1/4         47 1/4        32 1/4       44 3/4
     Ending market price                                     40 1/8           33 7/8         47 3/4
     Book value at quarter-end                                32.38            33.22          35.71

AT QUARTER-END (in billions):
     Total assets                                       $       164    $         165     $      176
     Average assets for the quarter                             176              172            176
     Common equity                                              3.5              3.6            3.8
     Convertible preferred equity                               0.7              0.7            0.7
     Perpetual preferred equity                                 0.3              0.3            0.3

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


                                                                                SALOMON INC AND SUBSIDIARIES
                                                                         Consolidated Statement of Income (unaudited)
                                                                         (Dollars in millions, except per share data)





                                                                Quarter ended                            Six months ended
                                                  June 30,        March 31,         June 30,         June 30,         June 30,
                                                    1995             1995             1994             1995             1994

Revenues:
     Interest and dividends                 $      1,944     $      1,608     $      1,347     $      3,552     $      2,747
     Principal transactions                         (252)             370             (245)             118             (192)
     Investment banking                              154               22               86              176              256
     Commissions                                      81               89               85              170              175
     Other                                            27              (21)              10                6               66
          Total revenues                           1,954            2,068            1,283            4,022            3,052
     Interest expense                              1,553            1,325            1,112            2,878            2,170
Revenues, net of interest expense                    401              743              171            1,144              882

Noninterest expenses:
     Compensation and employee-related               324              431              338              755              755
     Technology                                       64               64               61              128              121
     Occupancy                                        42               41               51               83               89
     Professional services and business
          development                                 35               45               39               80               73
     Clearing and exchange fees                       17               16               15               33               35
     Other                                            18               12               13               30               43
          Total noninterest expenses                 500              609              517            1,109            1,116

Income (loss)  before taxes                          (99)             134             (346)              35             (234)
Income taxes                                         (39)              53             (142)              14              (96)
Net income (loss)                           $        (60)    $         81     $       (204)    $         21     $       (138)

PRIMARY EARNINGS (LOSS)
    PER SHARE                               $      (0.73)    $       0.59     $      (2.08)    $      (0.14)    $      (1.54)

WEIGHTED AVERAGE SHARES
OF COMMON STOCK
OUTSTANDING (in thousands):
For primary earnings per share                   106,500          106,300          105,800          106,400          107,900



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